Exhibit 99.1

Cryoport Announces Proposed Public Offering of Common Stock

IRVINE, Calif. – March 27, 2017 – Cryoport, Inc. (NASDAQ: CYRX, CYRXW) (“Cryoport” or the “Company”) today announced that it intends to offer shares of common stock in an underwritten public offering under an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Cryoport also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering to cover over-allotments, if any. All of the shares in the offering are to be sold by Cryoport.

The Company expects to use the net proceeds from the offering of the shares for business growth, including as working capital and for other general corporate purposes.

Cowen and Company, LLC and Needham & Company, LLC are acting as joint book-running managers for the offering.

The public offering will be made pursuant to a registration statement on Form S-3 that was previously filed with and declared effective by the SEC. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering have been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov or may be obtained from Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department. Phone (631) 274-2806 / Fax (631) 254-7140. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cryoport, Inc.

Cryoport is the life sciences industry’s most trusted global provider of cold chain logistics solutions for temperature-sensitive life sciences commodities, serving the biopharmaceutical market with leading-edge logistics solutions for biologic materials, such as regenerative medicine, including immunotherapies, stem cells and CAR-T cells. Cryoport’s solutions are used by points-of-care, CRO’s, central laboratories, pharmaceutical companies, manufacturers, university researchers et al; as well as the reproductive medicine market, primarily in IVF and surrogacy; and the animal health market, primarily in the areas of vaccines and reproduction. Cryoport's proprietary Cryoport Express® Shippers, Cryoportal™ Logistics Management Platform, leading-edge SmartPak II™ Condition Monitoring System and geo-sensing technology, paired with unparalleled cold chain logistics expertise and 24/7 client support, make Cryoport the end-to-end cold chain logistics partner that the industry trusts.

Cryoport is dedicated to

•         simplifying global cold chain logistics through innovative technology, unmatched monitoring and data capture and support, including consulting;

•         delivering the most advanced temperature controlled logistics solutions for the life sciences industry; and

•         providing vital information that provides peace of mind throughout the life of each logistics process.

For more information, visit www.cryoport.com. Sign up to follow @cryoport on Twitter at www.twitter.com/cryoport.

Forward-Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, such as: the Company’s expectations regarding the completion of the public offering and the anticipated use of net proceeds from the offering, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Transition Report on Form 10-K for the nine months ended December 31, 2016 filed with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.